UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 6, 2008
____________________________________________________

(Exact name of registrant as specified in its charter)

Nevada	0-30351	75-2263732
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

15473 East Freeway
Channelview, Texas 77530
(Address of principal executive offices)

Ronald E. Smith, President
Deep Down, Inc.
15473 East Freeway
Channelview, Texas 77530
(Name and address of agent for service)

(281) 862-2201
(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 – Completion of Acquisition or Disposition of Assets

(OTCBB: DPDW)  Effective May 1, 2008, Deep Down, Inc. (“Deep Down”) completed the acquisition on 100% of the equity securities of Flotation Technologies, Inc. (“Flotation”), a Maine corporation, pursuant to the Stock Purchase Agreement entered into on April 17, 2008. The equity interest was acquired from the three individual shareholder members of the same family and related technology was acquired from an entity affiliated with the selling stockholders. No prior material relationship existed between the selling shareholders and Deep Down, any of our affiliates, or any of our directors or officers, or any associate of any of our officers or directors.  Deep Down executed the definitive agreement to purchase Flotation on April 17, 2008 and closed the acquisition on June 5, 2008. Deep Down announced the closing on June 6, 2008.

Flotation engineers, designs and manufactures deepwater buoyancy systems using high-strength FlotectTM syntactic foam and polyurethane elastomers. Flotation’s product offerings include distributed buoyancy for flexible pipes and umbilicals, Core Tec™ drilling riser buoyancy modules, ROV buoyancy, Quick-LocTM and cable floats, HardBall FloatsTM, FlotectTM cable and pipeline protection, InFlexTM  polymer static bend restrictors, and installation buoyancy of any size and depth rating.

The acquisition of Flotation has been accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (FASB) No. 141, Business Combinations (FASB 141) since Deep Down acquired substantially all of the assets, certain liabilities, employees, and business of Flotation.

The preliminary purchase price of Flotation is $23.8 million and consists of $22.1 million cash, and 1,714,286 shares of common stock valued at $0.83 per common share plus transaction costs of $181,227. In addition, warrants to purchase 200,000 common shares at $0.70 per share were issued to an affiliated entity for acquisition of the related technology. The warrants are exercisable at any time from June 3, 2009 through September 3, 2011 and include piggyback registration rights with respect to the underlying shares of common stock. Deep Down valued the warrants at $121,793 based on the Black Scholes option pricing model. Flotation’s shareholders used $1.8 million of the $22.1 million cash received to pay outstanding bank and shareholder debt of Flotation. The purchase price is subject to final upward or downward adjustment based on final working capital amounts to be determined no later than July 19, 2008.

Deep Down sold 57,142,857 shares to institutional investors on June 5, 2008, for approximately $37.1 million in net proceeds, or $0.70 per share. Completion of the private placement was subject to completion of the acquisition of Flotation as described above. Dahlman Rose & Company, LLC acted as exclusive placement agent for the financing. Deep Down used $22.1 million in proceeds from this private placement to fund the cash requirement of the Flotation acquisition as discussed above.

Deep Down also issued 600,000 incentive common stock purchase options to employees of Flotation for future services with an exercise price of $1.15 per share. The employee options vest one-third of the original amount each year and may be exercised in whole or in part after vesting. Deep Down valued the options at $264,335 based on the Black Scholes option pricing model, and will recognize the related compensation cost ratably over the requisite service period.

The table below reflects the breakdown of the purchase price as noted above:

Cash	$22,100,000
Certain transaction costs	181,227
Fair market value of common stock	1,422,857
Fair market value of warrants issued	121,793
Total purchase price	$23,825,877

The purchase price of $23.8 million was in exchange for substantially all of the assets, including construction in progress, fixed assets and accounts receivable and the transfer of all employees and assumption of accounts payable and other accrued liabilities.  The acquisition price was allocated to the assets acquired and liabilities assumed based upon their estimated fair values with the excess being recorded in goodwill.  The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Summary of net assets acquired:
Cash and cash equivalents	$235,040
Accounts receivable	2,105,519
Construction in progress	871,183
Prepaid expenses	15,903
Property, plant and equipment, net	4,671,190
Intangibles	14,797,000
Goodwill	1,977,389
Total assets acquired	$24,673,224

Accounts payable and accrued liabilities	847,347
Total liabilities acquired	$847,347
Net assets acquired	$23,825,877

Deep Down obtained an independent valuation of the assets and liabilities as of the purchase date of May 1, 2008. Based on the independent valuation, the fair value of the property, plant and equipment was increased by approximately $986,000 and will be depreciated over estimated useful lives of 3 to 39 years using the straight-line method. Deep Down has estimated the fair value of Flotation’s identifiable intangible assets as follows:

	Estimated	Average Remaining
	Fair Value	Useful Life
Trademarks	$2,039,000	40
Technology	11,209,000	25
Non-compete covenant	879,000	3
Customer relationship	670,000	25
	$14,797,000

 The allocation of the purchase price was based on preliminary unaudited estimates.  Estimates and assumptions are subject to change upon the receipt of management’s review of the final amounts and final tax returns.  This final evaluation of net assets acquired is expected to be completed no later than one year from the acquisition date and any future changes in the value of the net assets acquired will be offset by a corresponding change in goodwill.

Item 9.01 – Financial Statements and Exhibits

Exhibit 99.1	Audited Financial Statements and Supplemental Information of Flotation Technologies, Inc. for the years ended December 31, 2007 and 2006

Exhibit 99.2
Reviewed Financial Statements of Flotation Technologies, Inc. for the three month interim period ended March 31, 2008 and Unaudited Financial Statements for the three month interim period ended March 31, 2007

Exhibit 99.3	Unaudited Pro Forma Combined Condensed Financial Statements of Deep Down, Inc. and Flotation Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2008	DEEP DOWN, INC. By: /s/ Ronald Smith Ronald Smith President